As filed with the Securities and Exchange Commission on June 28, 2004
                      Registration Statement No. 333-59718


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                    -----------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               CYTOGEN CORPORATION
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                            22-2322400
---------------------------------                       ------------------------
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                        650 College Road East, 3rd Floor
                           Princeton, New Jersey 08540
                                 (609) 750-8200
        ----------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                            Donald L. Novajosky, Esq.
                                 Director, Legal
                               Cytogen Corporation
                        650 College Road East, 3rd Floor
                           Princeton, New Jersey 08540
                                 (609) 750-8222
       -------------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                        ---------------------------------
                                    COPY TO:

                             William J. Thomas, Esq.
                    Wilmer Cutler Pickering Hale and Dorr LLP
                        650 College Road East, 4th Floor
                           Princeton, New Jersey 08540
                                 (609) 750-7600

                        ---------------------------------

                              EXPLANATORY STATEMENT

         On  April  27,  2001,  Cytogen  Corporation  (the  "Company")  filed  a registration statement on Form S-8 (File No. 333-59718) to register 200,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock") for issuance in connection with the Company's Retirement Savings Plan (the "Savings Plan").

         Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 to Form S-8 is being filed in order to deregister and withdraw from registration all shares of the Company's Common Stock and plan interests remaining unsold under Registration Statement No. 333-59718 as of the date hereof.

         Based on the Company's review of Section 3(a)(2) of the Securities Act of 1933, and the rules and regulations promulgated thereunder, the Company believes registration of the Common Stock and plan interests relating to the Savings Plan is no longer necessary.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on June 28, 2004.

                               CYTOGEN CORPORATION


                               By:  /s/ Michael D. Becker
                                    ------------------------------------------
                                    Michael D. Becker
                                    President and Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS,  that each  individual  whose signature appears below constitutes and appoints Michael D. Becker and Christopher P. Schnittker, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                   TITLE                         DATE
------------------------------------  ------------------------------------------  --------------

/s/ Michael D. Becker                 President, Chief Executive Officer and      June 28, 2004
------------------------------------  Director (Principal Executive Officer)
Michael D. Becker


/s/ Christopher P. Schnittker         Senior Vice President and Chief
------------------------------------  Financial Officer (Principal Financial
Christopher P. Schnittker             and Accounting Officer)                     June 28, 2004


/s/ John E. Bagalay, Jr.              Director
------------------------------------
John E.  Bagalay, Jr.                                                             June 25, 2004


/s/ Allen Bloom                       Director
------------------------------------
Allen Bloom                                                                       June 24, 2004


/s/ Stephen K. Carter                 Director
------------------------------------
Stephen K. Carter                                                                 June 23, 2004


/s/ James A. Grigsby                  Director
------------------------------------
James A. Grigsby                                                                  June 28, 2004


/s/ Robert F. Hendrickson             Director
------------------------------------
Robert F. Hendrickson                                                             June 21, 2004


/s/ Kevin G. Lokay                    Director
------------------------------------
Kevin G. Lokay                                                                    June 22, 2004


/s/ H. Joseph Reiser                  Director
------------------------------------
H. Joseph Reiser                                                                  June 22, 2004
